                                                                   Exhibit 3-243
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                                                                FILED
                                                             DEC 1 1995
                                                          IN THE OFFICE OF
                                                         SECRETARY OF STATE
                                                            WEST VIRGINIA

                  RESTATED CERTIFICATE OF LIMITED PARTNERSHIP
                  -------------------------------------------

   We, the undersigned, desiring to continue existence as a limited partnership pursuant to the Uniform Limited Partnership Act of West Virginia, and to amend and restate the Certificate of Limited Partnership filed with the Secretary of State on August 14, 1984 and as amended by Amended Certificates of Limited Partnership, as filed on October 7, 1985, November 7, 1989, July 9, 1990 and April 15, 1994 certify as follows:

   1. The name of the partnership is Raleigh Manor Limited Partnership.

   2. The purpose of the partnership is to invest in, acquire, hold, construct, maintain, improve, develop, lease, sell, manage, operate, exchange and otherwise own and deal with for profit, real and personal property, including nursing homes, affiliated facilities and real estate in the State of West Virginia and engage in any and all general business activities related or incidental thereto.

   3. The location of the principal place of business of the partnership is at 1369 Stewartstown Road, Morgantown, West Virginia 26505. The designated agent for service of process at that address is Mark R. Nesselroad.

   4. The names and addresses of the general partner is:

     Glenmark Associates, Inc.
     1369 Stewartstown Road
     Morgantown, WV 26505

     The names and addresses of the limited partner is:

     GMA Partnership Holding Company, Inc.
     1369 Stewartstown Road
     Morgantown, West Virginia 26505

   5. The names and addresses of the withdrawing limited partners are:

     Mark R. Nesselroad
     1369 Stewartstown Road
     Morgantown WV 26505

     Glenn T. Adrian
     1369 Stewartstown Road
     Morgantown, WV 26505

   6. The term of the limited partnership shall be fifty (50) years unless sooner terminated pursuant to the partnership agreement.

   7. The share of the profits or other compensation by way of income which each partner shall receive by reason of his contribution is:

                                            General                  Limited
                                            Partner                  Partner
Partner                                     Interest                 Interest
-------                                     --------                 ---------
Glenmark Associates, Inc.                      98%                      0%

GMA Partnership Holding
  Company, Inc.                                 0%                      2%


   8. On the death, retirement, incapacity, bankruptcy or dissolution of a general partner, the remaining general partner may continue the business of the limited partnership.

   IN WITNESS WHEREOF, we have hereunto set our hands as of this 1st day of December, 1995.

                                               GENERAL PARTNERS AND
                                               LIMITED

                                               PARTNERS

                                               Glenmark Associates, In

                                               By: /s/ Mark R. Nesselroad
                                               ---------------------------------
                                                   Mark R. Nesselroad,
                                                   Chairman


                                               GMA Partnership Holding
                                               Company Inc.

                                               BY: /s/ Bradford C. Burkett
                                               ---------------------------------
                                                   Bradford C. Burkett,
                                                   Vice President

STATE OF WEST VIRGINIA :

COUNTY OF MONONGALIA :

On this, the 1st day of December, 1995, before me, a Notary Public, personally appeared Bradford C. Burkett, who acknowledged himself to be the Vice President of GMA Partnership Holding Company, Inc. and that he being authorized to do so executed the foregoing instrument for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official




[graphic omitted]              /s/ Michael J. Saab
                               ---------------------------------------
                               Notary Public



STATE OF WEST VIRGINIA:

COUNTY OF MONONGALIA :

   On this, the 1st day of December, 1995, before me, a Notary Public, personally appeared Mark R. Nesselroad, who acknowledged himself to be the Chairman of G1enmark Associates, Inc., and that be being authorized to do so executed the foregoing instrument for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official



[graphic omitted]              /s/ Michael J. Saab
                               ---------------------------------------
                               Notary Public


This document was prepared by Michael J. Dempster, Esq., Houston Harbaugh P.C., Two Chatham Center, Pittsburgh, PA 15219